AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

         This Amendment No. 2 (the "Amendment") is dated as of June 29, 1999 among Hampshire Funding, Inc. (the "Seller" and the "Servicer"), the undersigned Purchasers and The First National Bank of Chicago, as agent for the Purchasers (the "Agent").

                              W I T N E S S E T H :

         WHEREAS, the Seller, the Servicer, the Purchasers and the Agent are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of May 5, 1998 (as previously amended, the "Agreement"); and

         WHEREAS, the Seller, the Servicer, the undersigned Purchasers and the Agent desire to extend the Liquidity Termination Date;

         NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreement.

         2.   Amendment to the Agreement.

         2.1 The second sentence of Section 1.2 of the Agreement is hereby amended in its entirety to read as follows:

         "Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (which shall not be less than $100,000) and date of purchase (which date shall be a Settlement
         Date), and, in the case of a purchase to be made by the Investors, the requested Discount Rate."

         2.2 Sections 1.3, 1.4 and 1.5 of the Agreement are hereby amended in their entirety to read as follows:

         "Section 1.3. Purchases by PREFCO. (a) CP Costs. The seller shall pay CP Costs with respect to the Capital associated with each Receivable Interest of PREFCO for each day that Capital in respect of such Receivable Interest is outstanding. Each Receivable Interest funded substantially with Pooled Comercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Receivable Interest represents in relation to all assets held by PREFCO and funded substantailly with Pooled Commercial Paper.

(b) CP COSTS Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of PREFCO) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Receivable Interests of PREFCO for the immediately preceding Settlement Period in accordance with Sections 1.6 and 1.7.

(c) Calculation of CP Costs. On the 5th day after the last day of each Settlement Period, PREFCO shall calculate the aggregate amount of CP Costs for the applicable Settlement Preiod and shall notify the Seller of such aggregate amount.

Section 1.4. Purchases by Investors. (a) Each Receivable Interest of the Investors shall accrue Discount for each day during the Settlement Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 1.4(c), the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to the terms and conditions hereof shall be the Base Rate.


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(b) Discount Payments. On the Settlement Date for each Receivable Interest of the Investors, the Seller shall pay to the Agent (for the benefit of the Investors) an aggregate amount equal to the accrued and unpaid Discount for the entire Settlement Period of each such Receivable Interest in accordance with Sections 1.6 and 1.7.

(c) Investor Discount Rates. The Seller may select the LIBO Rate or the Base Rate for each Receivable Interest of the Investors. The Seller shall by 9:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the next Settlement Date with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to next Settlement Date with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Receivable Interest applicable until the next Settlement Date. In the absence of any notice from the Seller, on each Settlement Date, the Agent shall determine the Discount Rate applicable to the next Settlement Date.

(d) Supension of the LIBO Rate. If any Investor notifies the Agent that it has determined that funding its Pro Rata Share of the Receivable Interest of the Investors at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require the Seller to select the Base Rate for any Receivable Interest accruing Discount at such LIBO Rate.

Section 1.5 Decreases. The Seller shall provide the Agent with two (2) Business Days' prior written notice of any written notice of any reduction from Collections requested by Seller of Capital (a "Reduction Notice"). Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Capital shall occur, and (ii) the aggregate amount of Capital to be reduced which shall be applied ratably to the Receivable Interests of PREFCO and the Investors in accordance with the amount of Capital (if any) owing to PREFCO, on the one hand, and the amount of Capital (if any) owing to the Investors (ratably, based on their respective Pro Rata Shares), on the other hand (the "Agreegate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. Notwithstanding the foregoing, the Aggregate Reduction will not be made if the Termination Date shall have occured for any reason on or prior to the Proposed Reduction Date."

         2.3. Section 1.9(a) of the Agreement is hereby amended in its entirety to read as follows: "(a) Intentionally Omitted."

         2.4. Section 1.9(b) of the Agreement is hereby amended (i) by deleting the subheading "(i)" from the second line thereof, (ii) by inserting the phrase "CP Costs," immediately after the phrase "Discount," appearing in the fourth line thereof, and (iii) by deleting the phrase "and (ii) for the account of PREFCO, all dealer commissions, fees and other expenses in connection with the issuance of Commercial Paper,".

         2.5. The Commitment of The First National Bank of Chicago is hereby amended by deleting the amount "$60,000,000" appearing opposite The First National Bank of Chicago's signature on the Agreement and substituting therefor the amount "$55,000,000".

         2.6. The definition of Aggregate Unpaids appearing in Exhibit I to the Agreement is hereby deleted in its entirety.

         2.7. The definition of Conversion Rate appearing in Exhibit I to the Agreement is hereby deleted in its entirety.

         2.8. The definition of CP Rate appearing in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

         ""CP Rate" means, for any period, the interest-bearing equivalent rate per annum of the CP Costs, which equivalant rate shall be an amount equal to the quotient of (i) CP Costs for such period, over (ii) the average outstanding Captial of Receivable Interests of PREFCO during such period."


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         2.9.  The definition of Early Collection Fee Appearing in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

         ""Early Collection Fee" means for any Receivable Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or
         (iii) is assigned under Article II or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Discount (as applicable) that would have accrued during the remainder of the Settlement Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of
         (x) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the amount of CP Costs or Discount actually accrued during the remainder of such period on such Capital for the new Receivable Interest, and (y) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Early Collection Fees shall be due and payable hereunder upon demand."

         2.10. The definition of PREFCO Transfer Price is hereby amended by deleting the word "Discount" appearing in the last line thereof and substituting in lieu thereof the phrase "CP Costs".

         2.11. The definition of Liquidity Termination Date appearing in Exhibit I to the Agreement is hereby amended by deleting the date "June 29, 1999" appearing therein and substituting therefor the date "June 27, 2000".

         2.12. Exhibit I to the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

         ""CP Costs" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Early Collection Fees related to the prepayment of any Receivables Interest of PREFCO pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request the Purchasers to purchase Receivables during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such purchase, the Capital associated with any such purchase shall, during such period, be deemed to be funded by PREFCO in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

         "Pooled Commercial Paper" means Commercial Paper notes of PREFCO subject to any particular pooling arrangement by PREFCO, but excluding Commercial Paper issued by PREFCO for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by PREFCO."

         3. Ratification of Performance Guaranty. By acknowledging this Amendment below, the Performance Guarantor acknowledges, agrees and confirms that the Seller's obligations to the Purchasers and the Agent under the Agreement as hereby amended are and remain unconditionally guaranteed by the Performance Guarantor pursuant to the terms of the Performance Guaranty.


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         4.   Representations and Warranties. In order to induce the Agent and the undersigned Purchasers to enter into this Amendment each of the Seller and the Servicer represents and warrants that:

         4.1. The representations and warranties set forth in Article III of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Event of Default or Potential Event of Default on the date hereof.

         4.2. The execution and delivery by each of the Seller and the Servicer of this Amendment has been duly authorized by proper corporate proceedings of the Seller and the Servicer and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Seller and the Servicer enforceable against the Seller and the Servicer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or ther similar laws relating to or limiting creditors' rights generally.

         4.3. Neither the execution and delivery by the Seller or the Servicer of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Seller or the Servicer or the Seller's or the Servicer's certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Seller or the Servicer is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder.

         5. Effective Date. This Amendment shall become effective as of the date above first written upon receipt by the Agent of (i) counterparts of this Amendment duly executed by the Seller, the Servicer and the Purchasers and (ii) such other documents as the Agent or any Purchaser may request; provided, however, that the amendments described in Sections 2.1, 2.2., 2.3, 2.4, 2.6, 2.7, 2.8, 2.9, 2.10 and 2.12 shall become effective on July 12, 1999.

         6. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

         7. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

         8. Costs and Expenses. The Seller agrees to pay all costs, fees, and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

         9. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

         10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the Seller, the Servicer, the undersigned
Purchasers and the Agent have executed this Amendment as of the date first above written.

                                 HAMPSHIRE FUNDING, INC., as Seller and Servicer

                                 By: _____________________________
                                 Title: __________________________


                                 PREFERRED RECEIVABLES FUNDING CORPORATION

                                 By: ____________________________
                                 Title: Authorized Signatory

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 individually as an Investor and as Agent

                                 By: _____________________________
                                 Title: __________________________

Acknowledged and confirmed by:

JEFFERSON-PILOT CORPORATION,
as Performance Guarantor

By: ________________________
Title:______________________


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